UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

LL FLOORING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

F9 INVESTMENTS, LLC

THOMAS D. SULLIVAN

JOHN JASON DELVES

JILL WITTER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On July 1, 2024, F9 Investments, LLC (“F9”) issued a press release (the “Press Release”) announcing that Glass Lewis recommends that shareholder of LL Flooring Holdings, Inc. (the “Company”0 vote for all three F9 nominees. F9 has published the Press Release to its website at www.LLGroove.com. A copy of the Press Release is filed herewith as Exhibit 1. From time to time, F9 or its fellow participants in the proxy solicitation may publish the Press Release, or portions thereof, on social media channels relating to the Company and they may otherwise disseminate the Press Release from time to time.

EXHIBIT 1

LEADING INDEPENDENT PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS LL FLOORING SHAREHOLDERS VOTE “FOR” ALL THREE F9 NOMINEES THOMAS D. SULLIVAN, JASON DELVES, AND JILL WITTER

Glass Lewis Concludes LL Flooring is in Need of Swift, Credible Strategic and Financial Review; Finds Little Clear or Measurable Cause for Shareholders to Endorse Incumbent Nominees

Notes F9’s Nominees are Industry-Focused and Offer the Appropriate Operational Skills and Familiarity with LL Flooring’s Core Business

Doubts the Incumbent Board’s Strategic Plan Will Drive Growth in Coming Periods

FRANKLIN, Tenn. – July 1, 2024 – F9 Investments, LLC (“F9”), which together with its affiliates collectively owns approximately 8.85% of LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (NYSE: LL) common stock and is the Company’s largest shareholder, today announced that Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that LL Flooring shareholders vote on F9’s GOLD proxy card “FOR” the election of F9’s three highly qualified director nominees – Thomas D. Sullivan, Jason Delves, and Jill Witter – and “WITHHOLD” from LL Flooring’s nominees Douglas T. Moore, Ashish Parmar, and Nancy M. Taylor in connection with the Company’s 2024 Annual Meeting of Shareholders to be held on July 10, 2024.

Thomas D. Sullivan said, “LL Flooring’s current ineffectual leadership has overseen staggering operational losses and clung to a failing strategy that has placed the Company on the verge of bankruptcy. We are pleased that Glass Lewis recognizes that that our highly qualified nominees would bring much-needed oversight, rigor, and relevant flooring industry experience to the Company’s Board.”

“At this critical juncture when the Company – by its own admission – is at immediate risk of breaching a financial covenant and running low on cash as soon as this quarter, LL Flooring needs new Board members who bring proven leadership ability, shareholder alignment, and an actionable plan to reverse years of mismanagement and set LL Flooring on the path to profitability. Our nominees are committed to acting in the best interest of LL Flooring and its shareholders, and we urge all shareholders to heed Glass Lewis’ recommendation to vote for change, protect their investment, and create lasting and meaningful value for all stakeholders.”

In making its recommendation “FOR” F9’s nominees, Glass Lewis noted the following regarding LL Flooring’s prospects under incumbent leadership and the need for swift change:

•

“It is not clear at this juncture that the board has a clear vision as to the fair value of the Company or its prospects, nor is it evident there is firm cognizance of the downward pressure on LL’s shares arising from the Company’s substantially poor performance and significant financial risks.”

•	“…we consider election of F9’s slate to represent the most compelling alternative available at what appears to be a fairly critical juncture for LL.”

With respect to Thomas D. Sullivan, Jason Delves, and Jill Witter, Glass Lewis wrote:

•

“The alternate nominees submitted by [F9] are industry focused, and, particularly in the case of Messrs. Delves and Sullivan (the former of which LL already contemplated adding to the board in view of his ‘relevant industry and operational experience and ... necessary skills to help the Company’), offer appropriate operational skills and familiarity with LL and its core flooring business.”

•

“We further consider the Board’s effort to denigrate F9’s candidates (Mr. Sullivan, in particular) does not prove particularly persuasive, and would, in candor, suggest the current board and management team are in a fairly challenged position to assert maintenance of the status quo, including directors with 10- and 18-year tenures, is likely to represent a particularly compelling outcome at this juncture.”

Regarding LL Flooring’s incumbent nominees, Glass Lewis noted:

•	“We see little clear and measurable cause for shareholders to endorse the view that perpetuation of the incumbent board’s tack is likely to represent the most attractive route forward at this time.”

•

“We believe the board carves out very little in the way of credible footing for its operational defense, which largely eschews recognition of the Company’s observably poor performance, valuation and competitive positioning.”

VOTE ON THE GOLD PROXY CARD TODAY “FOR” F9’S NOMINEES TOM SULLIVAN,

JASON DELVES, AND JILL WITTER AND “WITHHOLD” ON ALL LL FLOORING

NOMINEES AND JERALD HAMMANN

Shareholders must act decisively to safeguard their investment. YOUR VOTE MATTERS, NO MATTER HOW MANY SHARES YOU OWN. We urge all shareholders to protect the value of their investment by voting for F9’s nominees today using the GOLD proxy card.

You can cast your vote online at www.ProxyVote.com or by completing, signing and dating the GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided.

If you have not received the GOLD proxy card from F9 and have only received a WHITE proxy card sent to you by the Company, you can still support F9’s nominees using the WHITE proxy card. You can do so by checking the “WITHHOLD” boxes on all of the Company nominees and Jerald Hammann and checking the “FOR” boxes for all F9 nominees – Tom Sullivan, Jason Delves, and Jill Witter.

If you have any questions about how to vote your shares, please contact our proxy solicitor, Campaign Management, by telephone 1-(855) 264-1527 (shareholders) or (212) 632-8422 (banks & brokerages) or by email at info@campaign-mgmt.com.

For more information about F9 and detailed voting instructions, visit our website at www.LLGroove.com.

Solomon Partners Securities, LLC is serving as F9’s financial advisor and Dentons US LLP is serving as its legal advisor.

DISCLAIMER

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of F9 Investments, LLC and its affiliates (“F9”) and are based on publicly available information with respect to LL Flooring Holdings, Inc. (“LL” or the “Company”). F9 recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with F9’s conclusions. F9 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by LL.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Certain of the Participants (as defined below) currently beneficially own shares of the Company. The Participants and their affiliates may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9.

The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

F9 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. F9 does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 to be used in connection with the 2024 annual meeting of stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.LLGROOVE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

INVESTOR AND MEDIA CONTACTS

Investors:

Michael Fein

Campaign Management

(212) 632-8422

michael.fein@campaign-mgmt.com

Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

F9Investments@gasthalter.com